Exhibit 4(a).3
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 146
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the 1996 Agreement, and wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0  The following CATIA products are added to Table A. of Attachment XXIII:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5693-TG1	CATIA-TOOLING DESIGN 1 PRODUCT
5691-TG1	CATIA-TOOLING DESIGN 1 PRODUCT
5693-CD1	CATIA-INSTANT COLLABORATIVE DESIGN 1 PRODUCT
5691-CD1	CATIA-INSTANT COLLABORATIVE DESIGN 1 PRODUCT
5693-IMA	CATIA-IMAGINE AND SHAPE 2 PRODUCT		[****]
5691-IMA	CATIA-IMAGINE AND SHAPE 2 PRODUCT
5693-MPG	CATIA-MULTI-POCKET MACHINING 2 PRODUCT
5691-MPG	CATIA-MULTI-POCKET MACHINING 2 PRODUCT
5693-MLG	CATIA-MULTI-SLIDE LATHE MACHINING 2 PRODUCT
5691-MLG	CATIA-MULTI-SLIDE LATHE MACHINING 2 PRODUCT

Exhibit 4(a).3
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

2.0  Add the following to Table C. V4 and V5 Migration Paths and Royalty Upgrade Charges — US Royalty Table of Attachment XXIII:

From	To	New Royalty
5626-ADD	5691-YM2	[****]
5626-ADD	5691-XM2

3.0  The royalty on 5691-CV2, licensed by a prior amendment, is changed from $8,000 to $10,500.

4.0  ENOVIA Products

a)  Add the following DMU products to Table A of Attachment XXIV:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT
5691-FAR	DMU Fastening Review 2
5693-FAR	DMU Fastening Review 2		[****]

b)  Table D of Attachment XXIV is renamed to V5 VPM and LCA Solutions, and the following V5 VPM products:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT
5691-WPE	ENOVIA — VPM Workpackage Exchange Product
5693-WPE	ENOVIA — VPM Workpackage Exchange Product
5691-VIC	ENOVIA — VPM Instant Collaboration Product
5693-VIC	ENOVIA — VPM Instant Collaboration Product
5691-VDM	VPM DMU Review Configuration Migration from 5691-MGR
5691-LCR	LCA Product Lifecycle Review Configuration		[****]
Migration from 5691-CUR
Migration from 5691-REX
Migration from 5691-REV
5691-LCM	LCA Product Lifecycle Management Configuration
Migration from 5691-LCR
Migration from 5691-CUR
Migration from 5691-REX
Migration from 5691-REV
Migration from 5691-MGR
Migration from 5691-MSX
Migration from 5691-MSS

Exhibit 4(a).3
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

c)  The following ENOVIA Products are renamed

FROM	TO
5691-WFM ENOVIA — Workflow Management	5691-WFM ENOVIA — LCA Workflow Management Product
5691-WDF ENOVIA — Workflow Definition	5691-WDF ENOVIA — LCA Workflow Definition Product
5691-DER ENOVIA — VPM Design Engineer Config	5691-DER ENOVIA — VPM Product Design Configuration
5691-I3C ENOVIA — 3d com Instant Collaboration	5691-I3C ENOVIA — Instant Collaboration Product

5.0  WLS Products

(a)  Add the following WLS products to Table E on Attachment XXIII:

IBM		PLC Related Royalty
Program		Std.	Add-on	Shareable	Enterprise
Number	Product Name # Users	Config.	Product	Product	Option
5691-CIS	SMARTEAM User Companion for CATIA Integration Product			[****]
5795-CIS	SMARTEAM User Companion for CATIA Integration Product				$20

(b)  Section C.10.12.2, added by Amendment 139, is renamed from “CATIA Web-based Learning Solutions” to “Web-based Learning Solutions” and is further modified as follows:

(i) C.10.12.2(f) is modified to delete “Notwithstanding the foregoing. . . ” and substitute “Notwithstanding the other terms of Section C.10.12.2. . . ”

(ii) add item (g) SMARTEAM WLS Enterprise Option
The Enterprise Option on SMARTEAM User Companion Configuration (5795-SUC) and SMARTEAM User Companion for CATIA Integration (5795-CIS) shall be licensed to customers under the following terms:

For 5795-SUC
a. Customers must have either a quantity of 3 or more of any combination of the following SMARTEAM V5R14 configurations / products installed or on order:
—	SMARTEAM — Editor Configuration (SED)
—	SMARTEAM — Engineering Configuration (SEG)
—	SMARTEAM — FDA Compliance Configuration (SFA)
—	SMARTEAM — Multi-site Administration Configuration (SMA)
—	CATIA Team PDM Configuration (TDM)
—	SMARTEAM — Development Suite Configuration (SDV)
—	SMARTEAM — Gateway Administration Configuration (SGA)
—	SMARTEAM — Electronics Configuration (SET)
—	SMARTEAM — Worklflow Product (WFL),
or, a quantity of 3 or more CATIA Team PDM Configurations(TD1) installed.

b. 5795-SUC is licensed to customers on a one-to-one (1:1) basis for each installed or on order V14 configuration or product from the above list above, or for each installed TD1 configuration

For 5795-CIS
a. Customers must have a quantity of 3 or more of any combination of the following SMARTEAM V5R14 configurations / products installed or on order:
—	CATIA Team PDM Configuration (TDM)

Exhibit 4(a).3
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

—	SMARTEAM — CATIA Integration Product (CAI)

b. 5795-CIS is licensed to customers on a one-to-one (1:1) basis for each installed or on order V14 configuration or product from the above list above.

6.0  CAA RADE Products

The following CAA RADE Configurations are added to Table A of Attachment XXVII:

IBM		PLC RELATED ROYALTY
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5693-ITC	CAA — Interactive Test Capture	N/A	$4,000	N/A

The following CAA RADE migrations are added:

FROM V4 PRODUCTS	TO V5 PRODUCTS	ROYALTY
5626-CAD	5691-CDC + 5693-ITC
5626-CAD	5691-CDV + 5693-ITC	[****]
5626-ATT	5693-ITC

7.0  The DELMIA Named Accounts list, set forth in Exhibit 1 to Amendment 138, is amended to add the following customers. Prior written approval to add these customers to the DELMIA Named Accounts has been provided by DELMIA pursuant to the terms of this Agreement.

Geo	Country	A/C Name
AP	[****]	[****]

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

Exhibit 4(a).3
Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ Bernard Charlès	By:	/s/ R. A. Arco
	Authorized Signature		Authorized Signature

Name:	Bernard Charlès	Name:	R. A. Arco

Title:	President and Chief Executive Officer	Title:	Manager, PLM Product Mgmt. & Support

Date:	August 25, 2004	Date:	September 2, 2004